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                                                                    Exhibit 99.2

                               VOTING AGREEMENT


   This Voting Agreement (this "Agreement") dated as of December 7, 1999, is by
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and among RoweCom Inc. ("RoweCom"), a Delaware corporation; RoweCom Merger
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Corporation ("Merger Sub"), a Delaware corporation that is a wholly owned
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subsidiary of RoweCom; NewsEdge Corporation ("NewsEdge"), a Delaware
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corporation; Dr. Richard R. Rowe, who is a stockholder and the Chairman of the
Board and Chief Executive Officer of RoweCom; and Donald L. McLagan, who is a stockholder and the Chairman of the Board and Chief Executive Officer of
NewsEdge (each of Dr. Rowe and Mr. McLagan, a "Stockholder," and both of them,
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collectively, the "Stockholders").
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   RoweCom, Merger Sub, and NewsEdge want to enter into an Agreement and Plan of
Merger and Reorganization (the "Merger Agreement") dated or to be dated as of or about the date of this Agreement, pursuant to which Merger Sub will be merged with and into NewsEdge (the "Merger"), with NewsEdge being the surviving
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corporation in the Merger and becoming a wholly owned subsidiary of RoweCom.

   RoweCom, Merger Sub, and NewsEdge would not be willing to enter into the Merger Agreement or to incur the significant out-of-pocket and opportunity costs of proceeding with the actions necessary to consummate the Merger unless each of Dr. Rowe and Mr. McLagan enters into this Agreement. Each of Dr. Rowe and Mr. McLagan believes the Merger will benefit him, and is entering into this Agreement to induce RoweCom, Merger Sub, and NewsEdge to enter into the Merger Agreement.

   Accordingly, the parties agree as follows:

   As used in this Agreement, the term "his Company," when used with reference to Dr. Rowe, means RoweCom, and when used with reference to Mr. McLagan, means NewsEdge; and the term "Other Company," when used with reference to Dr. Rowe, means NewsEdge, and when used with reference to Mr. McLagan, means RoweCom.

   Notwithstanding any other provision of this Agreement, the obligations of each of the Stockholders hereunder are several and not joint or joint and several.

   1. Representations and Warranties. Each of the Stockholders severally represents and warrants, with respect to himself only, as follows:
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       (a) The Stockholder is the record and beneficial owner of the number of shares (his "Shares") of his Company's Common Stock ("Capital Stock")
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   indicated below his name in the attached signature pages.  This Agreement has been duly authorized, executed, and delivered by him, and constitutes his valid and binding agreement, enforceable against him in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws of general application respecting creditors' rights and by general equitable principles.

       (b) His execution and delivery of this Agreement, performance of his obligations hereunder, and consummation of the transactions contemplated hereby will not: (i) result in a violation of, default under, or conflict with any contract, trust, commitment, agreement, understanding, arrangement, or restriction of any kind to which he is a party or by which he is bound or to which his Shares are subject, or (ii) violate or require any consent, approval, or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to him or his Shares.

       (c) His Shares and the certificates representing them are now, and at all times during the term hereof will be, held by him (or by a nominee or custodian for his benefit), free and clear of all liens, security interests, proxies, voting trusts or agreements, or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

       (d) He understands and acknowledges that RoweCom, Merger Sub, and NewsEdge are entering into the Merger Agreement in reliance upon his execution and delivery of this Agreement, and that that the irrevocable proxy set forth in Section 4 is granted to induce RoweCom, Merger Sub, and NewsEdge to do so.

   2. Voting Agreement. Each of the Stockholders, severally, irrevocably agrees as follows:

       (a) At any meeting (including adjournments and postponements) of stockholders of his Company called to vote upon the Merger, and in any other circumstances upon which a vote, consent, or other approval with respect to the Merger is sought (a "Stockholders' Meeting"), he will vote
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     (or cause to be voted) all of his Shares in favor of the Merger, the Merger
     Agreement, and each of the other transactions contemplated by the Merger Agreement that is submitted to a vote of his Company's stockholders.
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       (b) At any meeting (including adjournments and postponements) of stockholders of his Company or in any other circumstances upon which their vote, consent, or other approval is sought, he will vote (or cause to be voted) all of his Shares against: (i) any merger agreement or merger
     (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding-up of or by his Company, and (ii) any amendment of his Company's certificate of incorporation or bylaws or other proposal or transaction involving his Company or any of its subsidiaries that would in any way impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").
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       3.  Covenants.  Each Stockholder, severally, agrees not to:  (i) transfer
     (which term for purposes of this Agreement includes without limitation any sale, gift, pledge, or other disposition), or consent to or permit any transfer of any of his Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option, or other agreement or understanding with respect to any transfer of any of his Shares or any interest therein; (iii) grant any proxy, power of attorney, or other authorization in or with respect to his Shares, except for this Agreement;
     (iv) deposit his Shares into a voting trust or enter into a voting agreement or arrangement with respect to his Shares; (v) initiate, solicit, or encourage, or take any action to facilitate the making of, any offer or proposal that constitutes or is reasonably likely to lead to an Acquisition Proposal (as defined in the Merger Agreement); or (vi) in the event of any unsolicited proposed Acquisition Proposal, engage in negotiations with or discussions with, or provide any information or data to, any person or entity (other than RoweCom and its representatives) relating to any Acquisition Proposal.

   4.  Grant of Irrevocable Proxy; Appointment of Proxy.

       (a) Each of the Stockholders hereby irrevocably grants to and appoints the other, in the other's capacity as Chief Executive Officer of the Other Company, and any individual who hereafter may succeed to such office of the Other Company, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent or approval in respect of such Stockholder's Shares: (i) in favor of the Merger, the Merger Agreement, and each of the other transactions contemplated by the Merger
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Agreement, and (ii) against any Competing Transaction.

       (b) Each Stockholder represents that any proxies heretofore given (not including the proxy granted herein) in respect of such Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

       (c) Each Stockholder hereby acknowledges and agrees that his irrevocable proxy set forth in this Section 4: (i) is given in connection with and to induce the execution of the Merger Agreement and to secure the performance of the duties of the Stockholder under this Agreement, and (ii) is coupled with an interest on the part of each of the other parties to this Agreement, and may not be revoked. Each Stockholder hereby ratifies and confirms all that his proxy and attorney-in-fact may lawfully do or cause to be done by virtue of the granting of such Stockholder's irrevocable proxy.

   5. Certain Events. Each of Stockholders severally agrees that this Agreement and his obligations hereunder will attach to his Shares and will be binding on any person or entity to which legal or beneficial ownership of any of his Shares may pass, whether by operation of law or otherwise, including without limitation his heirs, legatees, successors, and assigns. If either Stockholder acquires additional shares of his Company's Capital Stock or other voting securities, whether by purchase, gift, by reason of any stock split, stock dividend, merger, reorganization, recapitalization, or other change in the capital structure of his Company affecting its Capital Stock, or otherwise, his obligations hereunder will apply to any and all such additional shares of Capital Stock and other voting securities.

   6. Stop Transfer. Each of RoweCom and NewsEdge agrees not to register or permit the registration of, or in any way to recognize or give effect to, any transfer or purported transfer of any Shares made or purported to have been made other than compliance with this Agreement.

   7. Further Assurances. Each of the Stockholders, upon the Other Company's request, will execute and deliver such additional documents and take such further actions as may reasonably be requested by the Other Company to carry out the purposes of this Agreement.

   8. Termination. This Agreement, and all rights and obligations of the parties hereunder; will terminate, and the proxies granted under paragraph 4 will expire, upon the earlier of the "Effective Time" (as defined in the Merger Agreement) or termination of the Merger Agreement in accordance with Section 12 thereof.
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   9.  Enforcement Costs.  If any party to this Agreement institutes an action against any other party for the enforcement of this Agreement, the prevailing party in such action will be entitled to reimbursement from the non-prevailing party, on demand, of all costs and expenses incurred by the prevailing party in connection with such action, including court costs and reasonable legal fees.

   10. Miscellaneous.

     10.1. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

     10.2. Captions. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

     10.3. Equitable Relief. Each of the parties hereby acknowledges that any breach of his or its obligations under this Agreement would cause substantial and irreparable damage to the other parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

     10.4. Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     10.5. Amendments and Waivers. This Agreement may not be amended, modified, or supplemented except by a writing duly executed by RoweCom, Merger Sub, NewsEdge, and each of the Stockholders.

     No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     10.6. Entire Agreement. This Agreement, together with the Merger Agreement, contains the entire understanding and agreement among the
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parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof.

     10.7. Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within Delaware, and without reference to principles of conflicts or choice of laws.


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                    - Signature Page to Voting Agreement -


   Executed and delivered as an agreement under seal as of the date first above written.

ROWECOM:               ROWECOM INC.


                       By /s/ Richard R. Rowe
                          ------------------------------------------
                          Dr. Richard R. Rowe
                          Chairman and Chief Executive Officer

MERGER SUB:            ROWECOM MERGER CORPORATION


                       By /s/ Richard R. Rowe
                          ------------------------------------------
                          Dr. Richard R. Rowe
                          President

NEWSEDGE:              NEWSEDGE CORPORATION


                       By /s/ Donald L. McLagan
                          ------------------------------------------
                          Donald L. McLagan
                          Chairman and Chief Executive Officer


DR. ROWE:
                          /s/ Richard R. Rowe
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                          (signature)

                       Numbers of shares of RoweCom's Capital Stock owned of record and beneficially: 1,441,848.

                       (An additional 258,993 shares are in the process of being issued to Dr. Rowe. Pursuant to Section 5, once issued, these additional shares will be subject to this Agreement.)


MR. MCLAGAN:
                          /s/ Donald L. McLagan
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                          (signature)

                       Numbers of shares of NewsEdge's Capital Stock owned of record and beneficially: 1,759,602